                                 AMENDMENT NO. 5
      SECOND AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES AGREEMENT

     The Second Amended and Restated Master Administrative Services Agreement (the "Agreement"), dated July 1, 2004, by and between A I M ADVISORS, INC., a Delaware corporation, and AIM Variable Insurance Funds, a Delaware statutory trust, is hereby amended as follows:

     WHEREAS, the parties desire to amend the Agreement to add AIM V.I. Diversified Dividend Fund, AIM V.I. Global Equity Fund and AIM V.I. International Core Equity Fund; and to remove AIM V.I. Aggressive Growth Fund, AIM V.I. Core Stock Fund, AIM V.I. Growth Fund, and AIM V.I. Premier Equity Fund;

Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                           SECOND AMENDED AND RESTATED
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT
                                       OF
                          AIM VARIABLE INSURANCE FUNDS

PORTFOLIOS                                EFFECTIVE DATE OF AGREEMENT
----------                                ---------------------------
AIM V.I. Basic Balanced Fund                      July 1, 2004
AIM V.I. Basic Value Fund                         July 1, 2004
AIM V.I. Blue Chip Fund                           July 1, 2004
AIM V.I. Capital Appreciation Fund                July 1, 2004
AIM V.I. Capital Development Fund                 July 1, 2004
AIM V.I. Core Equity Fund                         July 1, 2004
AIM V.I. Demographic Trends Fund                  July 1, 2004
AIM V.I. Diversified Dividend Fund                May 1, 2006
AIM V.I. Diversified Income Fund                  July 1, 2004
AIM V.I. Dynamics Fund                            July 1, 2004
AIM V.I. Financial Services Fund                  July 1, 2004
AIM V.I. Global Equity Fund                       May 1, 2006
AIM V.I. Global Health Care Fund                  July 1, 2004
AIM V.I. Government Securities Fund               July 1, 2004
AIM V.I. High Yield Fund                          July 1, 2004
AIM V.I. International Core Equity Fund           May 1, 2006
AIM V.I. International Growth Fund                July 1, 2004
AIM V.I. Large Cap Growth Fund                    July 1, 2004
AIM V.I. Leisure Fund                             July 1, 2004
AIM V.I. Mid Cap Core Equity Fund                 July 1, 2004
AIM V.I. Money Market Fund                        July 1, 2004
AIM V.I. Real Estate Fund                         July 1, 2004
AIM V.I. Small Cap Equity Fund                    July 1, 2004
AIM V.I. Small Company Growth Fund                July 1, 2004
AIM V.I. Technology Fund                          July 1, 2004
AIM V.I. Utilities Fund                           July 1, 2004

     The Administrator may receive from each Portfolio reimbursement for costs or reasonable compensation for such services as follows:

Rate*        Net Assets
-----    ------------------
0.023%   First $1.5 billion
0.013%   Next $1.5 billion
0.003%   Over $3 billion

* Annual minimum fee is $50,000. An additional $10,000 per class of shares is charged for each class other than the initial class. The $10,000 class fee is waived for any of the above Portfolios with insufficient assets to result in the payment of more than the minimum fee of $50,000."

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: May 1, 2006

                                        A I M ADVISORS, INC.


Attest: /s/ P. Michelle Grace           By: /s/ J. Philip Ferguson
        -----------------------------       ------------------------------------
        Assistant Secretary                 J. Philip Ferguson
                                            Senior Vice President

(SEAL)


                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Jim Coppedge                By: /s/ Robert H. Graham
        -----------------------------       ------------------------------------
        Assistant Secretary                 Robert H. Graham
                                            President

(SEAL)